Exhibit 3.1.12

CERTIFICATE OF INCORPORATION

OF

BROADWAY EQUINOX INC.

Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

1.                                       The name of the corporation is:

BROADWAY EQUINOX INC.

2.                                       The purpose or purposes for which the corporation is formed are as follows; to wit:

To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law.  The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

To own, operate, manage, acquire and deal in property, real and personal, which may be necessary to the conduct of the business.

The corporation shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute in the State of New York.

3.                                       A director of the corporation shall not be held liable to the corporation or its shareholders for damages for any breach of duty in such capacity except for

(i)                                     liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the director’s acts violated BCL Section 719, or

(ii)                                  liability for any act or omission prior to the adoption of this provision,

4.                                       The county in which the office of the corporation is to be located in the State of New York is:  New York

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5.                                       The aggregate number of shares which the corporation shall have authority to issue is:  200 shares, no par value.

6.                                       The Secretary of State is designated as agent of the corporation upon whom process against it may be served.  The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

Breger & Gorin, P.C.

595 Madison Avenue

Suite 1010

New York, New York 10022

The undersigned incorporator is of the age of eighteen years or over.

IN WITNESS WHEREOF, this certificate has been subscribed June 15, 1993 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Deneane M. Rogers
Deneane M. Rogers
33 Rensselaer Street
Albany, New York 12202

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CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
BROADWAY EQUINOX INC.

Under Section 805 of the Business Corporation Law

The undersigned, being the President and Secretary of Broadway Equinox Inc., do hereby certify as follows:

1.                                       The name of the corporation is BROADWAY EQUINOX INC.

2.                                       The certificate of incorporation of Broadway Equinox was filed by the Department of State on June 15, 1993.

3.                                       (a)  Paragraph 5 of the certificate of incorporation of Broadway Equinox Inc., which sets forth the aggregate number of shares of one class only, and without par value, which the corporation shall have authority to issue, is hereby amended to read as follows:

5.                                       The aggregate number of shares which this corporation shall have authority to issue is one thousand (1,000) shares of one class only, which shares are without par value.

(b) (i)                   Issued shares are not changed.

(ii)               This amendment provides for a change as to 197 authorized but unissued shares, without par value, all of one class.  Resulting from the change are 997 authorized but unissued shares, without par value, all of one class.  The terms of the change are to increase by 800 shares the aggregate number of shares authorized to be issued, without par value, all of one class.

4.                                       This amendment to the certificate of incorporation of Broadway Equinox Inc. was authorized, pursuant to Section 803(a) and 615(a) of the Business Corporation Law, by vote of the board, followed by unanimous written consent, setting forth the action so taken signed by the holders of all outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 9th day of November 1993.

/s/ Donato Errico
Donato Errico, President

/s/ Lavinia Errico
Lavinia Errico, Secretary

STATE OF NEW YORK

COUNTY OF NEW YORK

DONATO ERRICO being sworn says: I am the President of Broadway Equinox Inc., the corporation herein; I have read the annexed Certificate of Amendment of the Certificate of Incorporation and know the contents thereof and the same are true to my knowledge, except those matters therein which are stated to be alleged on information and belief, and as to those matters I believe them to be true.

/s/ Donato Errico
Donato Errico

Sworn to before me this

9th day of November 1993

/s/ Joseph P. Leuzzi
Notary Public

JOSEPH P. LEUZZI
NOTARY PUBLIC STATE OF NEW YORK
NO. 32-7503965
QUALIFIED IN NEW YORK COUNTY
COMMISSION EXPIRES MARCH 30, 1994